As filed with the Securities and Exchange Commission on March 10, 1999
                                       Registration No. 333-_____



                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    __________________________

                             FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   ____________________________

                         PUBLICARD, INC.
      (Exact name of registrant as specified in its charter)

          Pennsylvania                      23-0991870
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)        Identification No.)

           One Post Road, Fairfield, Connecticut  06430
             (Address of principal executive offices)

         OPTION AGREEMENT DATED AS OF DECEMBER 14, 1998
            BETWEEN PUBLICARD, INC. AND ZEHEV TADMOR

         OPTION AGREEMENT DATED AS OF DECEMBER 22, 1998
          BETWEEN PUBLICARD, INC. AND JOSEPH SARACHEK

          OPTION AGREEMENT DATED AS OF JANUARY 6, 1999
                  BETWEEN PUBLICARD, INC. AND JOAN ERBER

          OPTION AGREEMENT DATED AS OF JANUARY 6, 1999
                  BETWEEN PUBLICARD, INC. AND SONIA SORG

         OPTION AGREEMENT DATED AS OF JANUARY 18, 1999
         BETWEEN PUBLICARD, INC. AND RICHARD PHILLIMORE

         AWARD AGREEMENT DATED AS OF DECEMBER 22, 1998
          BETWEEN PUBLICARD, INC. AND JOSEPH SARACHEK

          AWARD AGREEMENT DATED AS OF JANUARY 6, 1999
           BETWEEN PUBLICARD, INC. AND RONALD WARNER
                     (Full title of Plans)

                         JAMES J. WEIS
             President and Chief Executive Officer
                        PubliCARD, Inc.
                         One Post Road
                 Fairfield, Connecticut  06430
            (Name and address of agent for service)

                         (203) 254-3900
 (Telephone number, including area code, of agent for service)

                           Copies to:
                    JOEL I. GREENBERG, ESQ.
          Kaye, Scholer, Fierman, Hays & Handler, LLP
                        425 Park Avenue
                   New York, New York  10022
                         (212) 836-8000
                __________________________________



                 CALCULATION OF REGISTRATION FEE

Title of        Amount to be  Proposed maximum  Proposed maximum    Amount of
securities to    registered     offering price     aggregate      registration
be registered                 per unit offering       price            fee

Common Stock,
par value $.10
per share          25,000(1)       $7.75             $193,750(2)      $53.86

Common Stock,
par value $.10
per share           25,000(3)       $8.25            $206,250(2)      $57.34

Common Stock,
par value $.10
per share            4,000(4)       $5.50            $22,000(2)        $6.11

Common Stock,
par value $.10
per share          200,000(5)       $5.50         $1,100,000(2)      $305.80

Common Stock
par value $.10
per share            10,000(6)     $10.06(7)        $100,600(7)       $27.97

Common Stock,
par value
$.10 per share        5,000(8)     $10.06(7)         $50,300(7)       $13.98


Totals              269,000                       $1,672,900         $465.06




(1) Represents the total number of shares of Common Stock which may be issued upon exercise of stock options granted under the Option Agreement dated as of December 14, 1998 between PubliCARD, Inc. and Zehev Tadmor.

(2) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the exercise price of the options granted under the relevant Option Agreement.

(3) Represents the total number of shares of Common Stock which may be issued upon exercise of stock options granted under the Option Agreement dated as of December 22, 1998 between PubliCARD, Inc. and Joseph Sarachek.

(4) Represents the total number of shares of Common Stock which may be issued upon exercise of stock options granted under separate Option Agreements dated as of January 6, 1999 between PubliCARD, Inc. and each of (a) Joan Erber and (b) Sonia Sorg.

(5) Represents the total number of shares of Common Stock which may be issued upon exercise of stock options granted under the Option Agreement dated as of January 18, 1999 between PubliCARD, Inc. and Richard Phillimore.

(6) Represents the total number of shares of Common Stock which may be issued under the Award Agreement dated as of December 22, 1998 between PubliCARD, Inc. and Joseph Sarachek.

(7) Computed in accordance with Rules 457(h)(1) and 457(c) under the Securities Act based on the average of the high and low prices of a share of Common Stock as of March 4, 1999 as reported on the Nasdaq National Market.

(8) Represents the total number of shares of Common Stock which may be issued under the Award Agreement dated as of January 6, 1999 between PubliCARD, Inc. and Ronald Warner.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission by PubliCARD, Inc., a Pennsylvania corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     1.The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2.Amendment No. 1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, on Form 10-K/A.

     3.The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

     4.The Company's Current Reports on Form 8-K dated September
17, 1998, November 6, 1998, December 7, 1998 (as amended by the Company's Current Report on Form 8-K/A dated February 5, 1999) February 26, 1999 and March 8, 1999.

     5.A description of the Company's Common Stock, par value $0.10 per share, which is included in a Registration Statement filed pursuant to the Exchange Act, including any amendments or reports which are filed for the purpose of updating such descriptions.

    All documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing such documents.

 Item 4.Description of Securities.

    Not applicable.

 Item 5.Interests of Named Experts and Counsel.

    Not applicable.

 Item 6.Indemnification of Directors and Officers.

    The Pennsylvania Business Corporation Law (the "PBCL") permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding (other than an action by or in the right of the corporation (a "derivative action")), and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal proceeding in a third-party action, had no reasonable cause to believe his or her conduct was unlawful. The PBCL provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation under Pennsylvania law.

    Under the PBCL, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification or advancement of expenses may be entitled under the Company's By-laws or otherwise. Such contractual or other rights may require indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person both in connection with derivative actions and third-party actions, except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

    The PBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability.

    Under the Pennsylvania Associations Code, if a By-law adopted by the stockholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken or omitted unless the director both (i) breached or failed to perform the duties of his or her office under Pennsylvania law and (ii) the breach or failure constituted self dealing, willful misconduct or recklessness.

    Article V of the Company's By-laws provides for both the limitation of the monetary liability of the directors of the Company and for the mandatory indemnification of directors and officers.

    Under Article V of the Company's By-laws, a director will not be held personally liable to the Company, its stockholders or third parties for monetary damages as a consequence of any act or omission unless the director both (i) breached or failed to perform the duties of his or her office under Pennsylvania law and (ii) the breach or failure constituted self dealing, willful misconduct or recklessness.

    In addition, under Article V of the Company's By-laws a director, officer or, at the Board of Directors' discretion, employee or other person who is or was serving in any capacity at the request of or for the benefit of the Company, will be indemnified and held harmless by the Company for all actions taken by him or her and for all failure to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such director, officer, employee or other person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative. No indemnification is permitted where the act or failure to act by the person seeking to be indemnified constitutes willful misconduct or recklessness as determined by a court of competent jurisdiction.

    The Company currently maintains directors' and officers' liability insurance providing for coverage of up to $15,000,000. The Company's assets and equity, however, may be called upon to provide indemnification to officers and directors to the extent any indemnified amount exceeds the Company's liability insurance limit, or to the extent any matter required to be indemnified by the Company's By-laws falls outside the scope of the policy's coverage.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and officers pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

 Exhibit
     No.  Description

4.1 Amended and Restated Articles of Incorporation, amended and restated through November 2, 1998, of the Company. Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998.

4.2 By-laws of the Company. Incorporated by reference to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1990.

4.3      Option Agreement, dated as of December 14, 1998, between
         PubliCARD, Inc. and Zehev Tadmor.

4.4      Option Agreement, dated as of December 22, 1998, between
         PubliCARD, Inc. and Joseph Sarachek.

4.5 Option Agreement, dated as of January 6, 1999, between PubliCARD, Inc. and Joan Erber.

4.6 Option Agreement, dated as of January 6, 1999, between PubliCARD, Inc. and Sonia Sorg.

4.7      Option Agreement, dated as of January 18, 1999, between
         PubliCARD, Inc. and Richard Phillimore.

4.8      Award Agreement, dated as of December 22, 1998, between
         PubliCARD, Inc. and Joseph Sarachek.

4.9 Award Agreement, dated as of January 6, 1999, between PubliCARD, Inc. and Ronald Warner.

5.1      Opinion of Schnader Harrison Segal & Lewis LLP.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Schnader Harrison Segal & Lewis LLP (included in
         Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

 Item 9.Undertakings.

    The undersigned registrant hereby undertakes:

     1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof; and

     3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Connecticut on March 10, 1999.

                                PUBLICARD, INC.



                                By:  /s/ James J. Weis
                                James J. Weis
                                President and Chief Executive Officer

    Power of Attorney. Each person whose signature appears below hereby authorizes each of James J. Weis and Antonio L. DeLise, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any post-effective amendment to this registration statement or any registration statement relating to this offering.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:
                                                      Date

/s/James J. Weis                                   March 10, 1999
James J. Weis
Director, President and Chief Executive Officer
(principal executive officer)



/s/Antonio L. DeLise                               March 10, 1999
Antonio L. DeLise
Vice President and Chief Financial Officer
(principal financial and accounting officer)



/s/Harry I. Freund                                 March 10, 1999
Harry I. Freund
Director and Chairman of the Board of Directors



/s/Jay S. Goldsmith                                March 10, 1999
Jay S. Goldsmith
Director and Vice Chairman of the Board of Directors



/s/Clifford B. Cohn                                March 10, 1999
Clifford B. Cohn
Director




/s/David L. Herman                                 March 10, 1999
David L. Herman
Director



/s/L. G. Schafran                                  March 10, 1999
L. G. Schafran
Director

                          EXHIBIT INDEX

   Exhibit No. Document

      4.1 Amended and Restated Articles of Incorporation, amended and restated through November 2, 1998, of the Company. Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998.

      4.2 By-laws of the Company. Incorporated by reference to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1990.

      4.3 Option Agreement, dated as of December 14, 1998, between PubliCARD, Inc. and Zehev Tadmor.

      4.4 Option Agreement, dated as of December 22, 1998, between PubliCARD, Inc. and Joseph Sarachek.

      4.5 Option Agreement, dated as of January 6, 1999, between PubliCARD, Inc. and Joan Erber.

      4.6 Option Agreement, dated as of January 6, 1999, between PubliCARD, Inc. and Sonia Sorg.

      4.7 Option Agreement, dated as of January 18, 1999, between PubliCARD, Inc. and Richard Phillimore.

      4.8 Award Agreement, dated as of December 22, 1998, between PubliCARD, Inc. and Joseph Sarachek.

      4.9 Award Agreement, dated as of January 6, 1999, between PubliCARD, Inc. and Ronald Warner.

      5.1      Opinion of Schnader Harrison Segal & Lewis LLP.

      23.1     Consent of Arthur Andersen LLP.

      23.2 Consent of Schnader Harrison Segal & Lewis (included in Exhibit 5.1 hereto).

      24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                                 EXHIBIT 4.3

                      OPTION AGREEMENT
    AGREEMENT, dated as of December 14, 1998, between
PubliCARD, Inc., a Pennsylvania corporation with offices at One Post Road, Fairfield, Connecticut 06430 (the "Corporation"), and Zehev Tadmor (the "Optionee").
    NOW, THEREFORE, in consideration of the mutual covenants
and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
     1.The Optionee is hereby granted an option to purchase
from the Corporation, subject to and under the terms and conditions set forth in this Agreement, all or any part of 25,000 shares of common stock, par value $.10 per share of the Corporation (the "Common Stock"), at an exercise price equal to $7.75 per share (the "Exercise Price"). This option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
     2.This option is immediately exercisable.  The Optionee
may purchase all or any part of the shares then vested (but not fractions of a share) to which this option relates, at such time or times as he may desire, until this option expires. Unless sooner terminated as provided in this Agreement, this option shall expire at 5:00 P.M. Eastern Time on December 14, 2003 (the "Expiration Time"), and any shares not purchased on or before such date may not thereafter be purchased hereunder.
     3.The Optionee shall exercise the option by delivering
to the Corporation a written notice of exercise in substantially the form attached hereto as Exhibit A. Common Stock purchased pursuant to this Agreement shall be paid for in full in cash at the time of purchase or in shares of Common Stock surrendered to the Corporation or in a combination of cash and such shares. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value (as defined in this Section 3 below) on the date of exercise. Upon receipt of payment and written notice of exercise, the Corporation shall deliver, without stock transfer tax to the Optionee or other person entitled to exercise the option, to the person exercising the option, a certificate or certificates for such shares. It shall be a condition to the performance of the Corporation's obligation to issue or transfer Common Stock upon exercise of this option that the person exercising this option pay, or make provision satisfactory to the Corporation for the payment of, any taxes (other than stock transfer taxes) which the Corporation is obligated to collect with respect to the issue or transfer of Common Stock upon exercise (including any federal, state or local withholding taxes).
    As used in this Agreement, the "Fair Market Value" of a
share of Common Stock shall mean the per share value of the Common Stock as of a given date, determined as follows:
     (a)If the Common Stock is listed or admitted for trading
    on the New York Stock Exchange (or if not, on another national securities exchange), the Fair Market Value of the Common Stock is the average of the closing quotations for such stock based on composite transactions for the New York Stock Exchange (or if not listed on it, such other national securities exchange) for the five Trading Days (as defined below) ending at the close of business on the day prior to such given date.
     (b)If the Common Stock is not traded on any national
    securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ
    System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the average of the last sales price (if the stock is listed as a national market issue under the NASDAQ System) or the mean between the closing representative bid and asked prices
    (in all other cases) for the stock as reported by the NASDAQ
    System (or such similar quotation system) for the five Trading
    Days ending at the close of business on the day prior to such given date.
     (c)If neither clause (a) nor clause (b) of this
    definition is applicable, the Fair Market Value of the Common
    Stock is the fair market value per share as of such valuation date, as determined by the Board of Directors of the Corporation in good faith and in accordance with uniform principles
    consistently applied.
     (d)"Trading Day" shall mean a day on which the principal
    national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any business day.
     4.The Corporation hereby agrees that at all times there
shall be reserved for issuance and delivery upon exercise of the option such number of shares of its Common Stock as shall be required for issuance and delivery upon the exercise of the option, and that such shares, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, and non-assessable. The Corporation covenants and agrees that it will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price of the option.
     5.This option is not transferable other than by will or
the laws of descent and distribution. Any other transfer of this option (including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or
equitable, of the option) shall be null and void and of no effect.   Any
shares issued pursuant to this option shall not be registered under the Securities Act of 1933, as amended (the "Act"). The Optionee may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Act or an exemption from the registration provisions thereunder, with respect to which the Optionee shall have delivered to the Corporation an opinion of counsel, in form satisfactory to the Corporation, that, under the circumstances, registration is not required. The certificates representing such shares shall bear a legend as follows:
         The shares represented by this certificate have not been registered under the Securities
         Act of 1933 and may not be transferred in the absence of either an effective registration statement under the Securities Act of 1933, as amended (the "Act") with respect to such shares, or an exemption from the registration provisions of the Act, with respect to which the Corporation shall have received an opinion of counsel, in form satisfactory to it, that, under the circumstances, registration under the Act is not required.
     6.This option shall be exercisable during the life of the Optionee only by the Optionee and the Optionee's guardian or legal representative and after death only by the Optionee's legal representative. Notwithstanding the following provisions of this
Section 6, no option shall be exercisable after the Expiration Time.
    If the Optionee's consulting arrangement or employment with the Corporation terminates for any reason other than (i) Cause (as defined below), (ii) death or (iii) Retirement (as defined below), the option may be exercised (to the extent it was exercisable immediately preceding such termination) until 30 days after the date of such termination. If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
    If the Optionee's consulting arrangement or employment with the Corporation is terminated for Cause, the option shall terminate immediately upon such termination of the consulting arrangement or employment, regardless of whether the option was exercisable immediately preceding such termination of employment. For the purposes of this Agreement, the term "Cause" shall mean (1) the willful failure by the Optionee to perform his required duties to the Corporation in any material respect, (2) gross negligence in the performance of his required duties to the Corporation, (3) the commission of a felony by the Optionee under the laws of the United States or any state thereof or any foreign country or subdivision thereof (whether or not in connection with his employment), (4) the willful engaging in misconduct by the Optionee which is materially injurious to the Subsidiary, monetarily or otherwise, (5) breach of any confidential information, non-competition or employee inventions provisions contained in any employment contract, if any, entered into by the Optionee and (6) substance abuse, alcoholism, excessive use of alcoholic products and any use of a narcotic or controlled substance (other than as duly prescribed medication).
    Upon termination of the Optionee's consulting arrangement or employment due to retirement at age 60 or older or disability (as hereinafter defined) (collectively, "Retirement"), the Optionee may exercise the option (to the extent it was exercisable immediately preceding such termination) until the expiration of three years after the date of such termination of employment (the "Retirement Expiration Time") . If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
    Upon the death of the Optionee (i) while in active service with the Corporation or, (ii) if the Optionee's consulting arrangement or employment with the Corporation had terminated due to Retirement and the death of the Optionee occurred prior to the Retirement Expiration Time, the person or persons to whom the Optionee's rights under the option are transferred by will or the laws of descent and distribution may exercise the option until the expiration of 12 months after the date of the Optionee's death, but only to the extent the option was exercisable immediately preceding the Optionee's death. If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.
    For purposes of this Section 6, leaves of absence shall not be deemed terminations or interruptions of employment and the term "disability" shall have the meaning provided in Section 22(e)(3) of the Code.
     7.If dividends payable in Common Stock during any fiscal year of the Corporation exceed an aggregate of 5% of the Common Stock issued and outstanding at the beginning of such fiscal year, or if, during any fiscal year of the Corporation, there is one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares outstanding at the beginning of the year, the number of shares available under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed, in the aggregate, 5% of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of this option. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.
    In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a reorganization or liquidation of the Corporation, the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation hereunder, shall either (i) make appropriate provisions for the protection of this option by the substitution on an equitable basis of appropriate stock or other property of the Corporation, or appropriate stock or other property of the merged, consolidated or otherwise reorganized corporation, provided only that such substitution of options or other property shall comply with the requirements of Section 424 of the Code, or (ii) give written notice to the Optionee that his options, which will become immediately exercisable (if not already immediately exercisable), must be exercised within 30 days of the date of such notice (but not later than the Expiration Time) or they will be terminated.
     8.The grant and exercise of this option, and the Corporation's obligation to sell and deliver shares upon the exercise of this option, shall be subject to the requirement that, if at any time the Board of Directors of the Corporation shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option, the issue, transfer, or purchase of shares thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation. The Corporation shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended or any state securities law.
     9.This Agreement shall not give the Optionee any right with respect to continuance as a consultant or an employee of the Corporation, nor shall it be a limitation in any way on any legal right which the Board of Directors of the Corporation, the Corporation's stockholders or an officer of the Corporation may have to terminate the Optionee as an employee at any time.
     10.The Optionee shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise of the option until the date a stock certificate is issued to the Optionee for such shares, and, except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
     11.All notices hereunder shall be in writing, and if to the Corporation, shall be delivered personally to the Secretary of the Corporation or mailed to the address provided in the preamble of this Agreement, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address provided in the preamble of this Agreement. Such addresses may be changed at any time by notice from one party to the other.
     12.All decisions or interpretations made by the Board of Directors of the Corporation with regard to any question arising hereunder shall be binding and conclusive on the Corporation and the Optionee.
     13.This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Corporation and, to the extent provided in Sections 6 and 8, the executors, administrators, legatees and heirs of the Optionee.
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
    PUBLICARD, INC.


      By: /s/ Antonio L. DeLise
           Name: Antonio L. DeLise
           Title:   Vice President


          /s/ Zehev Tadmor
          Zehev Tadmor

                          Exhibit A

                       EXERCISE NOTICE
    The undersigned, pursuant to an Option Agreement dated
December 14, 1998 between the undersigned and PubliCARD, Inc. (the "Corporation"), hereby irrevocably elects to exercise purchase rights represented by said option agreement for, and to purchase thereunder, _______ shares of the Common Stock (the "Shares") of the Corporation covered by said Option Agreement and herewith makes payment in full therefor pursuant to Section 3 of such Option Agreement.
    The undersigned (i) hereby agrees, represents and warrants that I will not dispose of the shares unless a registration statement under the Securities Act of 1933, as amended, covering the shares is in effect or, in the opinion of counsel to the Company, an exemption from such registration is available, and (ii) hereby acknowledges that the number of shares hereafter subject to the Option Agreement referred to above is hereafter reduced by the number of shares which I have hereby elected to purchase.
    Very truly yours,


_______________________________________
    Zehev Tadmor

Social Security Number:____________________


Address:___________________________

___________________________________

Dated: ____________________________

                                                 EXHIBIT 4.4

                      OPTION AGREEMENT
    AGREEMENT, dated as of December 22, 1998, between
PubliCARD, Inc., a Pennsylvania corporation with offices at One Post Road, Fairfield, Connecticut 06430 (the "Corporation"), and Joseph Sarachek (the "Optionee").
    NOW, THEREFORE, in consideration of the mutual covenants
and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
     1.The Optionee is hereby granted an option to purchase
from the Corporation, subject to and under the terms and conditions set forth in this Agreement, all or any part of 25,000 shares of common stock, par value $.10 per share of the Corporation (the "Common Stock"), at an exercise price equal to $8.25 per share (the "Exercise Price"). This option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
     2.This option shall  become exercisable in accordance
with the following vesting schedule:
         Number of options             Vesting date
         8,334                         Immediately exercisable
         8,333                         December 22, 1999
         8,333                         December 22, 2000
The Optionee may purchase all or any part of the shares then vested (but not fractions of a share) to which this option relates, at such time or times as he may desire, until this option expires. Unless sooner terminated as provided in this Agreement, this option shall expire at 5:00 P.M. Eastern Time on December 22, 2003 (the "Expiration Time"), and any shares not purchased on or before such date may not thereafter be purchased hereunder.
     3.The Optionee shall exercise the option by delivering
to the Corporation a written notice of exercise in substantially the form attached hereto as Exhibit A. Common Stock purchased pursuant to this Agreement shall be paid for in full in cash at the time of purchase or in shares of Common Stock surrendered to the Corporation or in a combination of cash and such shares. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value (as defined in this Section 3 below) on the date of exercise. Upon receipt of payment and written notice of exercise, the Corporation shall deliver, without stock transfer tax to the Optionee or other person entitled to exercise the option, to the person exercising the option, a certificate or certificates for such shares. It shall be a condition to the performance of the Corporation's obligation to issue or transfer Common Stock upon exercise of this option that the person exercising this option pay, or make provision satisfactory to the Corporation for the payment of, any taxes (other than stock transfer taxes) which the Corporation is obligated to collect with respect to the issue or transfer of Common Stock upon exercise (including any federal, state or local withholding taxes).
    As used in this Agreement, the "Fair Market Value" of a
share of Common Stock shall mean the per share value of the Common Stock as of a given date, determined as follows:
     (a)If the Common Stock is listed or admitted for trading
    on the New York Stock Exchange (or if not, on another national securities exchange), the Fair Market Value of the Common Stock is the average of the closing quotations for such stock based on composite transactions for the New York Stock Exchange (or if not listed on it, such other national securities exchange) for the five Trading Days (as defined below) ending at the close of business on the day prior to such given date.
     (b)If the Common Stock is not traded on any national
    securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ
    System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the average of the last sales price (if the stock is listed as a national market issue under the NASDAQ System) or the mean between the closing representative bid and asked prices
    (in all other cases) for the stock as reported by the NASDAQ
    System (or such similar quotation system) for the five Trading
    Days ending at the close of business on the day prior to such given date.
     (c)If neither clause (a) nor clause (b) of this
    definition is applicable, the Fair Market Value of the Common
    Stock is the fair market value per share as of such valuation date, as determined by the Board of Directors of the Corporation in good faith and in accordance with uniform principles
    consistently applied.
     (d)"Trading Day" shall mean a day on which the principal
    national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any business day.
     4.The Corporation hereby agrees that at all times there
shall be reserved for issuance and delivery upon exercise of the option such number of shares of its Common Stock as shall be required for issuance and delivery upon the exercise of the option, and that such shares, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, and non-assessable. The Corporation covenants and agrees that it will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price of the option.
     5.This option is not transferable other than by will or
the laws of descent and distribution. Any other transfer of this option (including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or
equitable, of the option) shall be null and void and of no effect.   Any
shares issued pursuant to this option shall not be registered under the Securities Act of 1933, as amended (the "Act"). The Optionee may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Act or an exemption from the registration provisions thereunder, with respect to which the Optionee shall have delivered to the Corporation an opinion of counsel, in form satisfactory to the Corporation, that, under the circumstances, registration is not required. The certificates representing such shares shall bear a legend as follows:
         The shares represented by this certificate have not been registered under the Securities
         Act of 1933 and may not be transferred in the absence of either an effective registration statement under the Securities Act of 1933, as amended (the "Act") with respect to such shares, or an exemption from the registration provisions of the Act, with respect to which the Corporation shall have received an opinion of counsel, in form satisfactory to it, that, under the circumstances, registration under the Act is not required.
     6.This option shall be exercisable during the life of the Optionee only by the Optionee and the Optionee's guardian or legal representative and after death only by the Optionee's legal representative. Notwithstanding the following provisions of this
Section 6, no option shall be exercisable after the Expiration Time.
    If the Optionee's consulting arrangement or employment with the Corporation terminates for any reason other than (i) Cause (as defined below), (ii) death or (iii) Retirement (as defined below), the option may be exercised (to the extent it was exercisable immediately preceding such termination) until 30 days after the date of such termination. If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
    If the Optionee's consulting arrangement or employment with the Corporation is terminated for Cause, the option shall terminate immediately upon such termination of the consulting arrangement or employment, regardless of whether the option was exercisable immediately preceding such termination of employment. For the purposes of this Agreement, the term "Cause" shall mean (1) the willful failure by the Optionee to perform his required duties to the Corporation in any material respect, (2) gross negligence in the performance of his required duties to the Corporation, (3) the commission of a felony by the Optionee under the laws of the United States or any state thereof or any foreign country or subdivision thereof (whether or not in connection with his employment), (4) the willful engaging in misconduct by the Optionee which is materially injurious to the Subsidiary, monetarily or otherwise, (5) breach of any confidential information, non-competition or employee inventions provisions contained in any employment contract, if any, entered into by the Optionee and (6) substance abuse, alcoholism, excessive use of alcoholic products and any use of a narcotic or controlled substance (other than as duly prescribed medication).
    Upon termination of the Optionee's consulting arrangement or employment due to retirement at age 60 or older or disability (as hereinafter defined) (collectively, "Retirement"), the Optionee may exercise the option (to the extent it was exercisable immediately preceding such termination) until the expiration of three years after the date of such termination of employment (the "Retirement Expiration Time") . If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
    Upon the death of the Optionee (i) while in active service with the Corporation or, (ii) if the Optionee's consulting arrangement or employment with the Corporation had terminated due to Retirement and the death of the Optionee occurred prior to the Retirement Expiration Time, the person or persons to whom the Optionee's rights under the option are transferred by will or the laws of descent and distribution may exercise the option until the expiration of 12 months after the date of the Optionee's death, but only to the extent the option was exercisable immediately preceding the Optionee's death. If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.
    For purposes of this Section 6, leaves of absence shall not be deemed terminations or interruptions of employment and the term "disability" shall have the meaning provided in Section 22(e)(3) of the Code.
     7.If dividends payable in Common Stock during any fiscal year of the Corporation exceed an aggregate of 5% of the Common Stock issued and outstanding at the beginning of such fiscal year, or if, during any fiscal year of the Corporation, there is one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares outstanding at the beginning of the year, the number of shares available under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed, in the aggregate, 5% of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of this option. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.
    In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a reorganization or liquidation of the Corporation, the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation hereunder, shall either (i) make appropriate provisions for the protection of this option by the substitution on an equitable basis of appropriate stock or other property of the Corporation, or appropriate stock or other property of the merged, consolidated or otherwise reorganized corporation, provided only that such substitution of options or other property shall comply with the requirements of Section 424 of the Code, or (ii) give written notice to the Optionee that his options, which will become immediately exercisable (if not already immediately exercisable), must be exercised within 30 days of the date of such notice (but not later than the Expiration Time) or they will be terminated.
     8.The grant and exercise of this option, and the Corporation's obligation to sell and deliver shares upon the exercise of this option, shall be subject to the requirement that, if at any time the Board of Directors of the Corporation shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option, the issue, transfer, or purchase of shares thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation. The Corporation shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended or any state securities law.
     9.This Agreement shall not give the Optionee any right with respect to continuance as a consultant or an employee of the Corporation, nor shall it be a limitation in any way on any legal right which the Board of Directors of the Corporation, the Corporation's stockholders or an officer of the Corporation may have to terminate the Optionee as an employee at any time.
     10.The Optionee shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise of the option until the date a stock certificate is issued to the Optionee for such shares, and, except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
     11.All notices hereunder shall be in writing, and if to the Corporation, shall be delivered personally to the Secretary of the Corporation or mailed to the address provided in the preamble of this Agreement, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address provided in the preamble of this Agreement. Such addresses may be changed at any time by notice from one party to the other.

     12.All decisions or interpretations made by the Board of Directors of the Corporation with regard to any question arising hereunder shall be binding and conclusive on the Corporation and the Optionee.
     13.This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Corporation and, to the extent provided in Sections 6 and 8, the executors, administrators, legatees and heirs of the Optionee.
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

    PUBLICARD, INC.

    By: /s/ Antonio L. DeLise
    Name: Antonio L. DeLise
    Title: Vice President


   /s/ Joseph Sarachek
   Joseph Sarachek

                          Exhibit A

                       EXERCISE NOTICE
    The undersigned, pursuant to an Option Agreement dated
December 22, 1998 between the undersigned and PubliCARD, Inc. (the "Corporation"), hereby irrevocably elects to exercise purchase rights represented by said option agreement for, and to purchase thereunder, _______ shares of the Common Stock (the "Shares") of the Corporation covered by said Option Agreement and herewith makes payment in full therefor pursuant to Section 3 of such Option Agreement.
    The undersigned (i) hereby agrees, represents and warrants that I will not dispose of the shares unless a registration statement under the Securities Act of 1933, as amended, covering the shares is in effect or, in the opinion of counsel to the Company, an exemption from such registration is available, and (ii) hereby acknowledges that the number of shares hereafter subject to the Option Agreement referred to above is hereafter reduced by the number of shares which I have hereby elected to purchase.
    Very truly yours,


    _______________________________________
    Joseph Sarachek

    Social Security Number:____________________


    Address:___________________________

    __________________________________

    Dated: _______________________

                                                 EXHIBIT 4.5


                      OPTION AGREEMENT
    AGREEMENT, dated as of January 6, 1999, between PubliCARD,
Inc., a Pennsylvania corporation with offices at One Post Road, Fairfield, Connecticut 06430 (the "Corporation"), and Joan Erber ("Optionee").
    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
     1.The Optionee is hereby granted an option to purchase from the Corporation, subject to and under the terms and conditions set forth in this Agreement, all or any part of 1,500 shares of common stock, par value $.10 per share of the Corporation (the "Common Stock"), at an exercise price equal to $5.50 per share (the "Exercise Price"). This option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
     2.This option is immediately exercisable. The Optionee may purchase all or any part of the shares then vested (but not fractions of a share) to which this option relates, at such time or times as he may desire, until this option expires. Unless sooner terminated as provided in this Agreement, the options granted shall expire at 5:00 P.M. Eastern Time on January 6, 2004 (the "Expiration Time"), and any shares not purchased on or before such date may not thereafter be purchased hereunder.
     3.The Optionee shall exercise the option by delivering to the Corporation a written notice of exercise in substantially the form attached hereto as Exhibit A. Common Stock purchased pursuant to this Agreement shall be paid for in full in cash at the time of purchase or in shares of Common Stock surrendered to the Corporation or in a combination of cash and such shares. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value (as defined in this Section 3 below) on the date of exercise. Upon receipt of payment and written notice of exercise, the Corporation shall deliver, without stock transfer tax to the Optionee or other person entitled to exercise the option, to the person exercising the option, a certificate or certificates for such shares. It shall be a condition to the performance of the Corporation's obligation to issue or transfer Common Stock upon exercise of this option that the person exercising this option pay, or make provision satisfactory to the Corporation for the payment of, any taxes (other than stock transfer taxes) which the Corporation is obligated to collect with respect to the issue or transfer of Common Stock upon exercise (including any federal, state or local withholding taxes).
    As used in this Agreement, the "Fair Market Value" of a share of Common Stock shall mean the per share value of the Common Stock as of a given date, determined as follows:
     (a)If the Common Stock is listed or admitted for trading on the New York Stock Exchange (or if not, on another national securities exchange), the Fair Market Value of the Common Stock is the average of the closing quotations for such stock based on composite transactions for the New York Stock Exchange (or if not listed on it, such other national securities exchange) for the five Trading Days (as defined below) ending at the close of business on the day prior to such given date.
     (b)If the Common Stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ
    System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the average of the last sales price (if the stock is listed as a national market issue under the NASDAQ System) or the mean between the closing representative bid and asked prices
    (in all other cases) for the stock as reported by the NASDAQ
    System (or such similar quotation system) for the five Trading
    Days ending at the close of business on the day prior to such given date.
     (c)If neither clause (a) nor clause (b) of this definition is applicable, the Fair Market Value of the Common
    Stock is the fair market value per share as of such valuation date, as determined by the Board of Directors of the Corporation in good faith and in accordance with uniform principles consistently applied.
     (d)"Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any business day.
     4.The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the option such number of shares of its Common Stock as shall be required for issuance and delivery upon the exercise of the option, and that such shares, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, and non-assessable. The Corporation covenants and agrees that it will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price of the option.
     5.This option is not transferable other than by will or the laws of descent and distribution. Any other transfer of this option (including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, of the option) shall be null and void and of no effect. Any shares issued pursuant to this option shall not be registered under the Securities Act of 1933, as amended (the "Act"). The Optionee may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Act or an exemption from the registration provisions thereunder, with respect to which the Optionee shall have delivered to the Corporation an opinion of counsel, in form satisfactory to the Corporation, that, under the circumstances, registration is not required. The certificates representing such shares shall bear a legend as follows:
         The shares represented by this certificate have not been registered under the Securities
         Act of 1933 and may not be transferred in the absence of either an effective registration statement under the Securities Act of 1933, as amended (the "Act") with respect to such shares, or an exemption from the registration provisions of the Act, with respect to which the Corporation shall have received an opinion of counsel, in form satisfactory to it, that, under the circumstances, registration under the Act is not required.
     6.This option shall be exercisable during the life of the Optionee only by the Optionee and the Optionee's guardian or legal representative and after death only by the Optionee's legal representative. Notwithstanding the following provisions of this
Section 6, no option shall be exercisable after the Expiration Time.
    If the Optionee's consulting arrangement or employment with the Corporation terminates for any reason other than (i) Cause (as defined below), (ii) death or (iii) Retirement (as defined below), the option may be exercised (to the extent it was exercisable immediately preceding such termination) until 30 days after the date of such termination. If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
    If the Optionee's consulting arrangement or employment with the Corporation is terminated for Cause, the option shall terminate immediately upon such termination of the consulting arrangement or employment, regardless of whether the option was exercisable immediately preceding such termination of employment. For the purposes of this Agreement, the term "Cause" shall mean (1) the willful failure by the Optionee to perform his required duties to the Corporation in any material respect, (2) gross negligence in the performance of his required duties to the Corporation, (3) the commission of a felony by the Optionee under the laws of the United States or any state thereof or any foreign country or subdivision thereof (whether or not in connection with his employment), (4) the willful engaging in misconduct by the Optionee which is materially injurious to the Subsidiary, monetarily or otherwise, (5) breach of any confidential information, non-competition or employee inventions provisions contained in any employment contract, if any, entered into by the Optionee and (6) substance abuse, alcoholism, excessive use of alcoholic products and any use of a narcotic or controlled substance (other than as duly prescribed medication).
    Upon termination of the Optionee's consulting arrangement or employment due to retirement at age 60 or older or disability (as hereinafter defined) (collectively, "Retirement"), the Optionee may exercise the option (to the extent it was exercisable immediately preceding such termination) until the expiration of three years after the date of such termination of employment (the "Retirement Expiration Time") . If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
    Upon the death of the Optionee (i) while in active service with the Corporation or, (ii) if the Optionee's consulting arrangement or employment with the Corporation had terminated due to Retirement and the death of the Optionee occurred prior to the Retirement Expiration Time, the person or persons to whom the Optionee's rights under the option are transferred by will or the laws of descent and distribution may exercise the option until the expiration of 12 months after the date of the Optionee's death, but only to the extent the option was exercisable immediately preceding the Optionee's death. If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.
    For purposes of this Section 6, leaves of absence shall not be deemed terminations or interruptions of employment and the term "disability" shall have the meaning provided in Section 22(e)(3) of the Code.
     7.If dividends payable in Common Stock during any fiscal year of the Corporation exceed an aggregate of 5% of the Common Stock issued and outstanding at the beginning of such fiscal year, or if, during any fiscal year of the Corporation, there is one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares outstanding at the beginning of the year, the number of shares available under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed, in the aggregate, 5% of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of this option. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.
    In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a reorganization or liquidation of the Corporation, the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation hereunder, shall either (i) make appropriate provisions for the protection of this option by the substitution on an equitable basis of appropriate stock or other property of the Corporation, or appropriate stock or other property of the merged, consolidated or otherwise reorganized corporation, provided only that such substitution of options or other property shall comply with the requirements of Section 424 of the Code, or (ii) give written notice to the Optionee that his options, which will become immediately exercisable (if not already immediately exercisable), must be exercised within 30 days of the date of such notice (but not later than the Expiration Time) or they will be terminated.
     8.Following a Change in Control (as defined below) this option shall automatically become exercisable in full (if not already exercisable in full) upon the occurrence of either of the following events:
      (a)A significant change in the nature or scope of the authorities, powers, functions, or duties normally attached to the Optionee's consulting arrangement or position with the Corporation within a two-year period after a Change in Control, and the Optionee terminates his consulting arrangement or employment with the Corporation within 90 days after such change duties; or

      (b)termination of the Optionee's consulting arrangement or employment by the Corporation without Cause within a two-year period after a Change in Control.
     In either of such events, notwithstanding the provisions of
    Section 6 of this Agreement, the Optionee may exercise the option, within three years after the date of such termination of employment (but not later than the Expiration Time);
    provided, however, that upon the death of the Optionee within this three-year period, the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution may exercise the option (to the extent it was exercisable on the date of the Optionee's death) within 12 months after the date of the Optionee's death (but not later than the Expiration Time). If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.
  For purposes of this Agreement, "Change in Control" shall be deemed to occur:
          (i)if any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the
         "Exchange Act"), other than the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 25 percent or more of the combined voting power of the Corporation's then outstanding voting securities, provided, however, that for purposes hereof, no Change in Control shall be deemed to have occurred if prior to the acquisition of 25 percent of the combined voting power of the Corporation's then outstanding voting securities, the full Board of Directors of the Corporation shall have adopted, by not less than a two-thirds vote, a resolution specifically approving such acquisition; or
          (ii)when a majority of the directors of the Corporation elected at any special or annual meeting of stockholders are not individuals nominated by the Corporation's incumbent Board of Directors or when individuals who are members of the Corporation's Board of Directors at any one time shall immediately thereafter cease to constitute a majority of the Corporation's Board of Directors.
     9.The grant and exercise of this option, and the Corporation's obligation to sell and deliver shares upon the exercise of this option, shall be subject to the requirement that, if at any time the Board of Directors of the Corporation shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option, the issue, transfer, or purchase of shares thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation. The Corporation shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended or any state securities law.
     10.This Agreement shall not give the Optionee any right with respect to continuance as a consultant or an employee of the Corporation, nor shall it be a limitation in any way on any legal right which the Board of Directors of the Corporation, the Corporation's stockholders or an officer of the Corporation may have to terminate the Optionee as an employee at any time.
     11.The Optionee shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise of the option until the date a stock certificate is issued to the Optionee for such shares, and, except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
     12.All notices hereunder shall be in writing, and if to the Corporation, shall be delivered personally to the Secretary of the Corporation or mailed to the address provided in the preamble of this Agreement, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address provided in the preamble of this Agreement. Such addresses may be changed at any time by notice from one party to the other.
     13.All decisions or interpretations made by the Board of Directors of the Corporation with regard to any question arising hereunder shall be binding and conclusive on the Corporation and the Optionee.
     14.This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Corporation and, to the extent provided in Sections 6 and 8, the executors, administrators, legatees and heirs of the Optionee.
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

    PUBLICARD, INC.


      By: /s/ Antonio L. DeLise
           Name: Antonio L. DeLise
           Title: Vice President


          /s/ Joan Erber
          Joan Erber

Exhibit A

                       EXERCISE NOTICE
     The undersigned, pursuant to an Option Agreement dated
January 6, 1999 between the undersigned and PubliCARD, Inc. (the "Corporation"), hereby irrevocably elects to exercise purchase rights represented by said option agreement for, and to purchase thereunder, _______ shares of the Common Stock (the "Shares") of the Corporation covered by said Option Agreement and herewith makes payment in full therefor pursuant to Section 3 of such Option Agreement.
     The undersigned (i) hereby agrees, represents and warrants that I will not dispose of the shares unless a registration statement under the Securities Act of 1933, as amended, covering the shares is in effect or, in the opinion of counsel to the Company, an exemption from such registration is available, and (ii) hereby acknowledges that the number of shares hereafter subject to the Option Agreement referred to above is hereafter reduced by the number of shares which I have hereby elected to purchase.

     Very truly yours,


     _______________________________________
     Joan Erber

     Social Security Number:____________________


     Address:___________________________

     ___________________________________

     Dated: _______________________
                                                 EXHIBIT 4.6

                      OPTION AGREEMENT
     AGREEMENT, dated as of January 6, 1999, between PubliCARD,
Inc., a Pennsylvania corporation with offices at One Post Road, Fairfield, Connecticut 06430 (the "Corporation"), and Sonia Sorg ("Optionee").
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
      1.The Optionee is hereby granted an option to purchase from the Corporation, subject to and under the terms and conditions set forth in this Agreement, all or any part of 2,500 shares of common stock, par value $.10 per share of the Corporation (the "Common Stock"), at an exercise price equal to $5.50 per share (the "Exercise Price"). This option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
      2.This option is immediately exercisable. The Optionee may purchase all or any part of the shares then vested (but not fractions of a share) to which this option relates, at such time or times as he may desire, until this option expires. Unless sooner terminated as provided in this Agreement, the options granted shall expire at 5:00 P.M. Eastern Time on January 6, 2004 (the "Expiration Time"), and any shares not purchased on or before such date may not thereafter be purchased hereunder.
      3.The Optionee shall exercise the option by delivering to the Corporation a written notice of exercise in substantially the form attached hereto as Exhibit A. Common Stock purchased pursuant to this Agreement shall be paid for in full in cash at the time of purchase or in shares of Common Stock surrendered to the Corporation or in a combination of cash and such shares. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value (as defined in this Section 3 below) on the date of exercise. Upon receipt of payment and written notice of exercise, the Corporation shall deliver, without stock transfer tax to the Optionee or other person entitled to exercise the option, to the person exercising the option, a certificate or certificates for such shares. It shall be a condition to the performance of the Corporation's obligation to issue or transfer Common Stock upon exercise of this option that the person exercising this option pay, or make provision satisfactory to the Corporation for the payment of, any taxes (other than stock transfer taxes) which the Corporation is obligated to collect with respect to the issue or transfer of Common Stock upon exercise (including any federal, state or local withholding taxes).
     As used in this Agreement, the "Fair Market Value" of a share of Common Stock shall mean the per share value of the Common Stock as of a given date, determined as follows:
      (a)If the Common Stock is listed or admitted for trading on the New York Stock Exchange (or if not, on another national securities exchange), the Fair Market Value of the Common Stock is the average of the closing quotations for such stock based on composite transactions for the New York Stock Exchange (or if not listed on it, such other national securities exchange) for the five Trading Days (as defined below) ending at the close of business on the day prior to such given date.
      (b)If the Common Stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ
     System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the average of the last sales price (if the stock is listed as a national market issue under the NASDAQ System) or the mean between the closing representative bid and asked prices (in all other cases) for the stock as reported by the NASDAQ
     System (or such similar quotation system) for the five Trading
     Days ending at the close of business on the day prior to such given date.
      (c)If neither clause (a) nor clause (b) of this definition is applicable, the Fair Market Value of the Common
     Stock is the fair market value per share as of such valuation date, as determined by the Board of Directors of the Corporation in good faith and in accordance with uniform principles consistently applied.
      (d)"Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any business day.
      4.The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the option such number of shares of its Common Stock as shall be required for issuance and delivery upon the exercise of the option, and that such shares, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, and non-assessable. The Corporation covenants and agrees that it will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price of the option.
      5.This option is not transferable other than by will or the laws of descent and distribution. Any other transfer of this option (including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, of the option) shall be null and void and of no effect. Any shares issued pursuant to this option shall not be registered under the Securities Act of 1933, as amended (the "Act"). The Optionee may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Act or an exemption from the registration provisions thereunder, with respect to which the Optionee shall have delivered to the Corporation an opinion of counsel, in form satisfactory to the Corporation, that, under the circumstances, registration is not required. The certificates representing such shares shall bear a legend as follows:
          The shares represented by this certificate have not been registered under the Securities
          Act of 1933 and may not be transferred in the absence of either an effective registration statement under the Securities Act of 1933, as amended (the "Act") with respect to such shares, or an exemption from the registration provisions of the Act, with respect to which the Corporation shall have received an opinion of counsel, in form satisfactory to it, that, under the circumstances, registration under the Act is not required.
      6.This option shall be exercisable during the life of the Optionee only by the Optionee and the Optionee's guardian or legal representative and after death only by the Optionee's legal representative. Notwithstanding the following provisions of this
Section 6, no option shall be exercisable after the Expiration Time.
     If the Optionee's consulting arrangement or employment with the Corporation terminates for any reason other than (i) Cause (as defined below), (ii) death or (iii) Retirement (as defined below), the option may be exercised (to the extent it was exercisable immediately preceding such termination) until 30 days after the date of such termination. If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
     If the Optionee's consulting arrangement or employment with the Corporation is terminated for Cause, the option shall terminate immediately upon such termination of the consulting arrangement or employment, regardless of whether the option was exercisable immediately preceding such termination of employment. For the purposes of this Agreement, the term "Cause" shall mean (1) the willful failure by the Optionee to perform his required duties to the Corporation in any material respect, (2) gross negligence in the performance of his required duties to the Corporation, (3) the commission of a felony by the Optionee under the laws of the United States or any state thereof or any foreign country or subdivision thereof (whether or not in connection with his employment), (4) the willful engaging in misconduct by the Optionee which is materially injurious to the Subsidiary, monetarily or otherwise, (5) breach of any confidential information, non-competition or employee inventions provisions contained in any employment contract, if any, entered into by the Optionee and (6) substance abuse, alcoholism, excessive use of alcoholic products and any use of a narcotic or controlled substance (other than as duly prescribed medication).
     Upon termination of the Optionee's consulting arrangement or employment due to retirement at age 60 or older or disability (as hereinafter defined) (collectively, "Retirement"), the Optionee may exercise the option (to the extent it was exercisable immediately preceding such termination) until the expiration of three years after the date of such termination of employment (the "Retirement Expiration Time") . If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
     Upon the death of the Optionee (i) while in active service with the Corporation or, (ii) if the Optionee's consulting arrangement or employment with the Corporation had terminated due to Retirement and the death of the Optionee occurred prior to the Retirement Expiration Time, the person or persons to whom the Optionee's rights under the option are transferred by will or the laws of descent and distribution may exercise the option until the expiration of 12 months after the date of the Optionee's death, but only to the extent the option was exercisable immediately preceding the Optionee's death. If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.
     For purposes of this Section 6, leaves of absence shall not be deemed terminations or interruptions of employment and the term "disability" shall have the meaning provided in Section 22(e)(3) of the Code.
      7.If dividends payable in Common Stock during any fiscal year of the Corporation exceed an aggregate of 5% of the Common Stock issued and outstanding at the beginning of such fiscal year, or if, during any fiscal year of the Corporation, there is one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares outstanding at the beginning of the year, the number of shares available under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed, in the aggregate, 5% of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of this option. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.
     In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a reorganization or liquidation of the Corporation, the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation hereunder, shall either (i) make appropriate provisions for the protection of this option by the substitution on an equitable basis of appropriate stock or other property of the Corporation, or appropriate stock or other property of the merged, consolidated or otherwise reorganized corporation, provided only that such substitution of options or other property shall comply with the requirements of Section 424 of the Code, or (ii) give written notice to the Optionee that his options, which will become immediately exercisable (if not already immediately exercisable), must be exercised within 30 days of the date of such notice (but not later than the Expiration Time) or they will be terminated.
      8.Following a Change in Control (as defined below) this option shall automatically become exercisable in full (if not already exercisable in full) upon the occurrence of either of the following events:
           (a)A significant change in the nature or scope of the authorities, powers, functions, or duties normally attached to the Optionee's consulting arrangement or position with the Corporation within a two-year period after a Change in Control, and the Optionee terminates his consulting arrangement or employment with the Corporation within 90 days after such change duties; or
           (b)termination of the Optionee's consulting arrangement or employment by the Corporation without Cause within a two-year period after a Change in Control.
          In either of such events, notwithstanding the provisions of
         Section 6 of this Agreement, the Optionee may exercise the option, within three years after the date of such termination of employment (but not later than the Expiration
         Time); provided, however, that upon the death of the Optionee within this three-year period, the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution may exercise the option (to the extent it was exercisable on the date of the Optionee's death) within 12 months after the date of the Optionee's death (but not later than the Expiration Time).
         If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.

    For purposes of this Agreement, "Change in Control" shall be deemed to occur:
               (i)if any person within the meaning of Sections 13(d) and
              14(d) of the Securities Exchange Act of 1934, as amended
              (the "Exchange Act"), other than the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 25 percent or more of the combined voting power of the Corporation's then outstanding voting securities, provided, however, that for purposes hereof, no Change in Control shall be deemed to have occurred if prior to the acquisition of 25 percent of the combined voting power of the Corporation's then outstanding voting securities, the full
              Board of Directors of the Corporation shall have adopted, by not less than a two-thirds vote, a resolution specifically approving such acquisition; or
               (ii)when a majority of the directors of the Corporation elected at any special or annual meeting of stockholders are not individuals nominated by the Corporation's incumbent Board of Directors or when individuals who are members of the Corporation's Board of Directors at any one time shall immediately thereafter cease to constitute a majority of the Corporation's Board of Directors.
     9.The grant and exercise of this option, and the Corporation's obligation to sell and deliver shares upon the exercise of this option, shall be subject to the requirement that, if at any time the Board of Directors of the Corporation shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option, the issue, transfer, or purchase of shares thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation. The Corporation shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended or any state securities law.
     10.This Agreement shall not give the Optionee any right with respect to continuance as a consultant or an employee of the Corporation, nor shall it be a limitation in any way on any legal right which the Board of Directors of the Corporation, the Corporation's stockholders or an officer of the Corporation may have to terminate the Optionee as an employee at any time.
     11.The Optionee shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise of the option until the date a stock certificate is issued to the Optionee for such shares, and, except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
     12.All notices hereunder shall be in writing, and if to the Corporation, shall be delivered personally to the Secretary of the Corporation or mailed to the address provided in the preamble of this Agreement, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address provided in the preamble of this Agreement. Such addresses may be changed at any time by notice from one party to the other.
     13.All decisions or interpretations made by the Board of Directors of the Corporation with regard to any question arising hereunder shall be binding and conclusive on the Corporation and the Optionee.
     14.This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Corporation and, to the extent provided in Sections 6 and 8, the executors, administrators, legatees and heirs of the Optionee.
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
    PUBLICARD, INC.


      By: /s/ Antonio L. DeLise
           Name: Antonio L. DeLise
           Title: Vice President


           /s/ Sonia Sorg
           Sonia Sorg

                          Exhibit A

                       EXERCISE NOTICE
    The undersigned, pursuant to an Option Agreement dated
January 6, 1999 between the undersigned and PubliCARD, Inc. (the "Corporation"), hereby irrevocably elects to exercise purchase rights represented by said option agreement for, and to purchase thereunder, _______ shares of the Common Stock (the "Shares") of the Corporation covered by said Option Agreement and herewith makes payment in full therefor pursuant to Section 3 of such Option Agreement.
    The undersigned (i) hereby agrees, represents and warrants that I will not dispose of the shares unless a registration statement under the Securities Act of 1933, as amended, covering the shares is in effect or, in the opinion of counsel to the Company, an exemption from such registration is available, and (ii) hereby acknowledges that the number of shares hereafter subject to the Option Agreement referred to above is hereafter reduced by the number of shares which I have hereby elected to purchase.
    Very truly yours,


    _______________________________________
    Sonia Sorg

    Social Security Number:____________________

    Address:___________________________

    __________________________________

    Dated: _______________________
                                                 EXHIBIT 4.7


                      OPTION AGREEMENT
    AGREEMENT, dated as of January 18, 1999, between PubliCARD,
Inc., a Pennsylvania corporation with offices at One Post Road, Fairfield, Connecticut 06430 (the "Corporation"), and Richard Phillimore (the "Optionee").
    NOW, THEREFORE, in consideration of the mutual covenants
and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
     1.The Optionee is hereby granted an option to purchase
from the Corporation, subject to and under the terms and conditions set forth in this Agreement, all or any part of 200,000 shares of common stock, par value $.10 per share of the Corporation (the "Common Stock"), at an exercise price equal to $5.50 per share (the "Exercise Price"). This option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
     2.This option shall  become exercisable in accordance
with the following vesting schedule:
    Number of options   Vesting date             Expiration date
    100,000             January 18, 2000         January 18, 2005
    100,000             January 18, 2001         January 18, 2006
The Optionee may purchase all or any part of the shares then vested (but not fractions of a share) to which this option relates, at such time or times as he may desire, until this option expires. Unless sooner terminated as provided in this Agreement, the options granted shall expire at 5:00 P.M. Eastern Time on the five year anniversary of the vesting date (the "Expiration Time"), and any shares not purchased on or before such date may not thereafter be purchased hereunder.
     3.The Optionee shall exercise the option by delivering to the Corporation a written notice of exercise in substantially the form attached hereto as Exhibit A. Common Stock purchased pursuant to this Agreement shall be paid for in full in cash at the time of purchase or in shares of Common Stock surrendered to the Corporation or in a combination of cash and such shares. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value (as defined in this Section 3 below) on the date of exercise. Upon receipt of payment and written notice of exercise, the Corporation shall deliver, without stock transfer tax to the Optionee or other person entitled to exercise the option, to the person exercising the option, a certificate or certificates for such shares. It shall be a condition to the performance of the Corporation's obligation to issue or transfer Common Stock upon exercise of this option that the person exercising this option pay, or make provision satisfactory to the Corporation for the payment of, any taxes (other than stock transfer taxes) which the Corporation is obligated to collect with respect to the issue or transfer of Common Stock upon exercise (including any federal, state or local withholding taxes).
    As used in this Agreement, the "Fair Market Value" of a share of Common Stock shall mean the per share value of the Common Stock as of a given date, determined as follows:
     (a)If the Common Stock is listed or admitted for trading on the New York Stock Exchange (or if not, on another national securities exchange), the Fair Market Value of the Common Stock is the average of the closing quotations for such stock based on composite transactions for the New York Stock Exchange (or if not listed on it, such other national securities exchange) for the five Trading Days (as defined below) ending at the close of business on the day prior to such given date.
     (b)If the Common Stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ
    System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the average of the last sales price (if the stock is listed as a national market issue under the NASDAQ System) or the mean between the closing representative bid and asked prices
    (in all other cases) for the stock as reported by the NASDAQ
    System (or such similar quotation system) for the five Trading
    Days ending at the close of business on the day prior to such given date.
     (c)If neither clause (a) nor clause (b) of this definition is applicable, the Fair Market Value of the Common
    Stock is the fair market value per share as of such valuation date, as determined by the Board of Directors of the Corporation in good faith and in accordance with uniform principles consistently applied.
     (d)"Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any business day.
     4.The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the option such number of shares of its Common Stock as shall be required for issuance and delivery upon the exercise of the option, and that such shares, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, and non-assessable. The Corporation covenants and agrees that it will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price of the option.
     5.This option is not transferable other than by will or the laws of descent and distribution. Any other transfer of this option (including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, of the option) shall be null and void and of no effect. Any shares issued pursuant to this option shall not be registered under the Securities Act of 1933, as amended (the "Act"). The Optionee may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Act or an exemption from the registration provisions thereunder, with respect to which the Optionee shall have delivered to the Corporation an opinion of counsel, in form satisfactory to the Corporation, that, under the circumstances, registration is not required. The certificates representing such shares shall bear a legend as follows:
         The shares represented by this certificate have not been registered under the Securities
         Act of 1933 and may not be transferred in the absence of either an effective registration statement under the Securities Act of 1933, as amended (the "Act") with respect to such shares, or an exemption from the registration provisions of the Act, with respect to which the Corporation shall have received an opinion of counsel, in form satisfactory to it, that, under the circumstances, registration under the Act is not required.
     6.This option shall be exercisable during the life of the Optionee only by the Optionee and the Optionee's guardian or legal representative and after death only by the Optionee's legal representative. Notwithstanding the following provisions of this
Section 6, no option shall be exercisable after the Expiration Time.
    If the Optionee's consulting arrangement or employment with the Corporation terminates for any reason other than (i) Cause (as defined below), (ii) death or (iii) Retirement (as defined below), the option may be exercised (to the extent it was exercisable immediately preceding such termination) until 30 days after the date of such termination. If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
    If the Optionee's consulting arrangement or employment with the Corporation is terminated for Cause, the option shall terminate immediately upon such termination of the consulting arrangement or employment, regardless of whether the option was exercisable immediately preceding such termination of employment. For the purposes of this Agreement, the term "Cause" shall mean (1) the willful failure by the Optionee to perform his required duties to the Corporation in any material respect, (2) gross negligence in the performance of his required duties to the Corporation, (3) the commission of a felony by the Optionee under the laws of the United States or any state thereof or any foreign country or subdivision thereof (whether or not in connection with his employment), (4) the willful engaging in misconduct by the Optionee which is materially injurious to the Subsidiary, monetarily or otherwise, (5) breach of any confidential information, non-competition or employee inventions provisions contained in any employment contract, if any, entered into by the Optionee and (6) substance abuse, alcoholism, excessive use of alcoholic products and any use of a narcotic or controlled substance (other than as duly prescribed medication).
    Upon termination of the Optionee's consulting arrangement or employment due to retirement at age 60 or older or disability (as hereinafter defined) (collectively, "Retirement"), the Optionee may exercise the option (to the extent it was exercisable immediately preceding such termination) until the expiration of three years after the date of such termination of employment (the "Retirement Expiration Time") . If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.
    Upon the death of the Optionee (i) while in active service with the Corporation or, (ii) if the Optionee's consulting arrangement or employment with the Corporation had terminated due to Retirement and the death of the Optionee occurred prior to the Retirement Expiration Time, the person or persons to whom the Optionee's rights under the option are transferred by will or the laws of descent and distribution may exercise the option until the expiration of 12 months after the date of the Optionee's death, but only to the extent the option was exercisable immediately preceding the Optionee's death. If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.
    For purposes of this Section 6, leaves of absence shall not be deemed terminations or interruptions of employment and the term "disability" shall have the meaning provided in Section 22(e)(3) of the Code.
     7.If dividends payable in Common Stock during any fiscal year of the Corporation exceed an aggregate of 5% of the Common Stock issued and outstanding at the beginning of such fiscal year, or if, during any fiscal year of the Corporation, there is one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares outstanding at the beginning of the year, the number of shares available under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed, in the aggregate, 5% of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of this option. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.
    In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a reorganization or liquidation of the Corporation, the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation hereunder, shall either (i) make appropriate provisions for the protection of this option by the substitution on an equitable basis of appropriate stock or other property of the Corporation, or appropriate stock or other property of the merged, consolidated or otherwise reorganized corporation, provided only that such substitution of options or other property shall comply with the requirements of Section 424 of the Code, or (ii) give written notice to the Optionee that his options, which will become immediately exercisable (if not already immediately exercisable), must be exercised within 30 days of the date of such notice (but not later than the Expiration Time) or they will be terminated.
     8.Following a Change in Control (as defined below) this option shall automatically become exercisable in full (if not already exercisable in full) upon the occurrence of either of the following events:
           (a)A significant change in the nature or scope of the authorities, powers, functions, or duties normally attached to the Optionee's consulting arrangement or position with the Corporation within a two-year period after a Change in Control, and the Optionee terminates his consulting arrangement or employment with the Corporation within 90 days after such change duties; or
           (b)termination of the Optionee's consulting arrangement or employment by the Corporation without Cause within a two-year period after a Change in Control.
          In either of such events, notwithstanding the provisions of
         Section 6 of this Agreement, the Optionee may exercise the option, within three years after the date of such termination of employment (but not later than the Expiration
         Time); provided, however, that upon the death of the Optionee within this three-year period, the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution may exercise the option (to the extent it was exercisable on the date of the Optionee's death) within 12 months after the date of the Optionee's death (but not later than the Expiration Time).
         If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.

    For purposes of this Agreement, "Change in Control" shall be deemed to occur:
               (i)if any person within the meaning of Sections 13(d) and
              14(d) of the Securities Exchange Act of 1934, as amended
              (the "Exchange Act"), other than the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 25 percent or more of the combined voting power of the Corporation's then outstanding voting securities, provided, however, that for purposes hereof, no Change in Control shall be deemed to have occurred if prior to the acquisition of 25 percent of the combined voting power of the Corporation's then outstanding voting securities, the full
              Board of Directors of the Corporation shall have adopted, by not less than a two-thirds vote, a resolution specifically approving such acquisition; or
               (ii)when a majority of the directors of the Corporation elected at any special or annual meeting of stockholders are not individuals nominated by the Corporation's incumbent Board of Directors or when individuals who are members of the Corporation's Board of Directors at any one time shall immediately thereafter cease to constitute a majority of the Corporation's Board of Directors.
     9.The grant and exercise of this option, and the Corporation's obligation to sell and deliver shares upon the exercise of this option, shall be subject to the requirement that, if at any time the Board of Directors of the Corporation shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option, the issue, transfer, or purchase of shares thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation. The Corporation shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended or any state securities law.
     10.This Agreement shall not give the Optionee any right with respect to continuance as a consultant or an employee of the Corporation, nor shall it be a limitation in any way on any legal right which the Board of Directors of the Corporation, the Corporation's stockholders or an officer of the Corporation may have to terminate the Optionee as an employee at any time.
     11.The Optionee shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise of the option until the date a stock certificate is issued to the Optionee for such shares, and, except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
     12.All notices hereunder shall be in writing, and if to the Corporation, shall be delivered personally to the Secretary of the Corporation or mailed to the address provided in the preamble of this Agreement, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address provided in the preamble of this Agreement. Such addresses may be changed at any time by notice from one party to the other.
     13.All decisions or interpretations made by the Board of Directors of the Corporation with regard to any question arising hereunder shall be binding and conclusive on the Corporation and the Optionee.
     14.This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Corporation and, to the extent provided in Sections 6 and 8, the executors, administrators, legatees and heirs of the Optionee.
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
    PUBLICARD, INC.


      By: /s/ Antonio L. DeLise
           Name: Antonio L. DeLise
           Title: Vice President


          /s/ Richard Phillimore
          Richard Phillimore

                          Exhibit A

                       EXERCISE NOTICE
    The undersigned, pursuant to an Option Agreement dated
January 18, 1999 between the undersigned and PubliCARD, Inc. (the "Corporation"), hereby irrevocably elects to exercise purchase rights represented by said option agreement for, and to purchase thereunder, _______ shares of the Common Stock (the "Shares") of the Corporation covered by said Option Agreement and herewith makes payment in full therefor pursuant to Section 3 of such Option Agreement.
    The undersigned (i) hereby agrees, represents and warrants that I will not dispose of the shares unless a registration statement under the Securities Act of 1933, as amended, covering the shares is in effect or, in the opinion of counsel to the Company, an exemption from such registration is available, and (ii) hereby acknowledges that the number of shares hereafter subject to the Option Agreement referred to above is hereafter reduced by the number of shares which I have hereby elected to purchase.
    Very truly yours,


    Richard Phillimore

    Social Security Number:__________________

    Address:_________________________________

    _________________________________________

    Dated: _______________________

                                                 EXHIBIT 4.8

               [PUBLICARD, INC. LETTERHEAD]





December 22, 1998

Mr. Joseph Sarachek
c/o Balfour Investors
620 Fifth Avenue
7th Floor
New York, NY 10020

Dear Mr. Sarachek:

    In recognition of services rendered by you as a consultant to PubliCARD, Inc. (the "Company"), you are hereby granted 10,000 shares of common stock, par value $0.10 per share, of the Company (the "Shares"). Your right to receive such Shares shall vest in accordance with the following schedule, provided that you continue to be rendering services (as an employee or consultant) to the Company or any of its subsidiaries on the applicable Vest Date.

Number of Shares    Vest Date
3,334               December 22, 1998
3,333               December 22, 1999
3,333               December 22, 2000

    Please note that neither this agreement nor the right to receive the Shares may be assigned or transferred in any way by you.

    Very truly yours,

    PUBLICARD, INC.


 By:   /s/ Antonio L. DeLise
       Antonio L. DeLise
       Vice President and Chief Financial Officer


ACCEPTED AND AGREED:


    /s/ Joseph Sarachek
    Joseph Sarachek
                                                 EXHIBIT 4.9

                [PUBLICARD, INC. LETTERHEAD]





January 6, 1999

Mr. Ronald Warner
8 East View Road
Hoghland Mills, NY 10930

Dear Mr.Warner:

    In recognition of services rendered by you as a consultant to and an employee of PubliCARD, Inc. (the "Company"), you are hereby granted 5,000 shares of common stock, par value $0.10 per share, of the Company. Your right to receive such shares shall be fully vested as of the date of this letter.

    Very truly yours,

    PUBLICARD, INC.


    By:      /s/ Antonio L. DeLise
             Antonio L. DeLise
             Vice President and Chief Financial Officer


ACCEPTED AND AGREED:


             /s/ Ronald Warner
             Ronald Warner

                                                 EXHIBIT 5.1



                       March 10, 1999

PubliCARD, Inc.
One Post Road
Fairfield, CT  06430

                     Re: PubliCARD, Inc.

Ladies and Gentlemen:

    We have acted as special counsel to PubliCARD, Inc., a Pennsylvania corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to
(a) an aggregate of 254,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), (i) 25,000 of which may be issued upon the exercise of stock options granted pursuant to the Option Agreement dated as of December 14, 1998 between the Company and Zehev Tadmor, (ii) 25,000 of which may be issued upon the exercise of stock options granted pursuant to the Option Agreement dated as of December 22, 1998 between the Company and Joseph Sarachek, (iii) 4,000 of which may be issued upon the exercise of stock options pursuant to the Option Agreements, dated as of January 6, 1999, between the Company and each of Joan Erber and Sonia Sorg, and (iv) 200,000 of which may be issued upon the exercise of stock options pursuant to the Option Agreement, dated as of January 18, 1999, between the Company and Richard Phillimore (collectively, the "Option Agreements") and (b) an aggregate of 15,000 shares of Common Stock, (i) 10,000 of which may be issued pursuant to stock grants under an Award Agreement dated as of December 22, 1998, between PubliCARD, Inc. and Joseph Sarachek and (ii) 5,000 of which may be issued pursuant to stock grants under an Award Agreement dated as of January 6, 1999, between PubliCARD, Inc. and Ronald Warner (collectively, the "Award Agreements").

    In connection with the above, we have reviewed the Company's articles of incorporation, its by-laws, resolutions adopted by its Board of Directors, the Registration Statement and its related Prospectuses, the Option Agreements, the Award Agreements and such other documents and proceedings as we have deemed appropriate.

    On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration
Statement have been duly authorized and, when issued in accordance with the terms set forth in the Option Agreements, in the Award Agreements and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

    Our opinions set forth above are based as to matters of law solely on applicable provisions of the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                      Very truly yours,

                                      /s/SCHNADER HARRISON SEGAL & LEWIS LLP
                                      SCHNADER HARRISON SEGAL & LEWIS LLP

                                                EXHIBIT 23.1


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of PubliCARD, Inc. on Form S-8 of our report dated January 30, 1998, included in PubliCARD, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1997 and the incorporation by reference in this registration statement of our report dated November 6, 1998, on Tritheim Technologies, Inc, as of and for the year ended December 31, 1997, included in PubliCARD, Inc.'s Current Report on Form 8-K/A filed on February 5, 1999.


                                         /s/ ARTHUR ANDERSEN LLP
                                         ARTHUR ANDERSEN LLP


Stamford, Connecticut
March 9, 1999